Judith A. Luengas	Direct (407) 363-8077
Senior Attorney	Facsimile (407) 363-8219
Legal Affairs

Exhibit 10.32

December 1, 2004

Gretchen Hofmann

8310 Tivoli Drive

Orlando, FL 32836

Re:  Employment Agreement — Option

Dear Gretchen:

Pursuant to your Employment Agreement dated March 12, 2001 under which you have been employed as Senior Vice President, Sales and Marketing, we hereby exercise our option to extend the term for two (2) years, commencing on March 19, 2005 and continuing until March 18, 2007, such employment to be on all the same terms and conditions presently applicable to your employment.

Please acknowledge your receipt of this letter and agreement to the foregoing additional term of your Employment Agreement by signing and returning one original of this letter to me.

Very truly yours,

UNIVERSAL ORLANDO

By: Judy Luengas

ACKNOWLEDGED AND AGREED:

/s/ Gretchen Hofmann	12/13/04
Gretchen Hofmann	Date